Exhibit 99.1

Contact:Mark D. Boehmer
VP & Treasurer
(336) 861- 3603

FOR IMMEDIATE RELEASE

SEALY REPORTS RECORD REVENUE

HIGH POINT, North Carolina (February 28, 2005) – Sealy Mattress Corporation, the world’s largest manufacturer of bedding products, today announced results for the fiscal fourth quarter and full year ending November 28, 2004.

For the quarter, Sealy reported sales of $322.0 million, an increase of 4.9% from $306.8 million for the same period a year ago. Net income was $12.2 million, compared with $1.5 million a year earlier. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter was $45.5 million, compared with $32.3 million a year earlier. For the full year, net sales reached a record $1.3 billion in 2004, up 10.4% from 2003. The company reported a net loss of $38.3 million, cash flow from operations of $43.5 million and EBITDA of $48.5 million for the year. Included in the full year reported net loss, cash flow from operations and EBITDA is a pretax charge of $133.1 million for recapitalization expenses. For the year, adjusted EBITDA, as defined in the credit agreement governing our senior secured credit facilities, was $200.0 million. Please see the attached tables below for a reconciliation of EBITDA and Adjusted EBITDA to net loss and cash flow from operations.

“We are extremely pleased with our 2004 performance,” said David J. McIlquham, Sealy’s Chairman and Chief Executive Officer.  “We have achieved strong mix improvements from our new products as well as improved manufacturing efficiencies.  In the fourth quarter, the delivery of strong sales, gross margin, EBITDA and an on-going focus on working capital management allowed us to continue to improve our capital structure. We have reduced our net debt by $63.8 million during the quarter and by $113.0 million since the April transaction,” said McIlquham.

Sealy is the largest bedding manufacturer in the world with sales of $1.3 billion in 2004. The Company manufactures and markets a broad range of mattresses and foundations under the Sealy ®, Sealy Posturepedic ®, Stearns & Foster ®, and Bassett ® brands. Sealy has the largest market share and highest consumer awareness of any bedding brand in North America. Sealy employs more than 6,000 individuals, has 29 plants, and sells its products to 3,200 customers with more than 7,400 retail outlets worldwide. Sealy is also a leading supplier to the hospitality industry. For more information, please visit www.sealy.com.

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Terms such as “expect,” “believe,” “continue,” and “grow,” as well as similar comments, are forward-looking in nature. Although the Company believes its growth plans are based upon reasonable assumptions, it can give no assurances that such expectations can be attained. Factors that could cause actual results to differ materially from the Company’s expectations include: general business and economic conditions, competitive factors, raw materials purchasing, and fluctuations in demand. Please refer to the Company’s Securities and Exchange Commission filings for further information.

Sealy also announced its quarterly conference call for Wednesday, March 9th at 2 pm EST.  The dial-in number is: 866-205-3921 (Domestic), 612-332-0636 (International).

Sealy Mattress Corporation was formed on March 31, 2004 as a wholly-owned subsidiary of Sealy Corporation and, on April 6, 2004, Sealy Corporation contributed the equity of Sealy Mattress Company to Sealy Mattress Corporation.  For purposes of this press release, all financial and other information herein relating to periods prior to April 6, 2004, is that of Sealy Corporation and its consolidated subsidiaries, as the predecessor accounting entity to Sealy Mattress Corporation.

SEALY MATTRESS CORPORATION

Consolidated Balance Sheets

(in thousands, except share amounts)

	November 28, 2004	November 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$22,779	$101,100
Accounts receivable—Non-affiliates (net of allowance for doubtful accounts, discounts and returns, 2004—$14,776; 2003—$23,007)	172,829	160,984
Accounts receivable—Affiliates (net of allowance for doubtful accounts, discounts and returns, 2004—$0; 2003—$22)	—	1,758
Inventories	51,923	49,413
Assets held for sale	8,983	—
Prepaid expenses and other current assets	18,713	22,898
Deferred income taxes	23,898	20,506
	299,125	356,659

Property, plant and equipment—at cost:
Land	11,887	13,770
Buildings and improvements	86,125	91,985
Machinery and equipment	203,678	187,587
Construction in progress	8,229	6,376
	309,919	299,718
Less accumulated depreciation	145,740	128,893
	164,179	170,825

Other assets:
Goodwill	387,508	381,891
Other intangibles—net of accumulated amortization (2004—$4,658; 2003—$3,181)	4,555	5,364
Long-term notes receivable	—	13,323
Debt issuance costs, net, and other assets	41,910	31,004
	433,973	431,582
Total Assets	$897,277	$959,066

SEALY MATTRESS CORPORATION

Consolidated Balance Sheets

(in thousands, except share amounts)

	November 28, 2004	November 30, 2003
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion-long-term obligations	$8,542	$47,623
Accounts payable	96,566	85,478
Accrued expenses:
Customer incentives and advertising	35,829	35,546
Compensation	37,142	27,583
Interest	27,366	23,565
Other	49,795	44,839
	255,240	264,634
Due to parent company	3,376	—
Long-term obligations, net of current portion	965,795	699,630
Other noncurrent liabilities	45,774	48,851
Deferred income taxes	10,835	22,113
Commitments and contingencies	—	—

Sealy Mattress Corporation Stock:
Common stock, $0.01 par value; Authorized 1,000 shares; Issued (2004 – 1,000; 2003—none)	—	—
Sealy Corporation Stock:
Preferred stock, $0.01 par value; Authorized 100,000 shares; Issued, none	—	—
Class L common stock, $0.0029 par value; Authorized, 20,954 shares; Issued (2004 – none; 2003—5,389); Aggregate liquidation preference (2003— $110,202)	—	15
Class M common stock, $0. 0029 par value; Authorized, 6,985 shares; Issued (2004 – none; 2003—5,630); Aggregate liquidation preference (2003—$115,138)	—	16
Class A common stock, $0. 0029 par value; Authorized 2,095,440 shares; Issued (2004 – none; 2003—53,242)	—	153
Class B common stock, $0. 0029 par value; Authorized 698,480 shares; Issued (2004– none; 2003—49,034)	—	140

Additional paid-in capital	458,620	146,240
Accumulated deficit	(848,158)	(201,497)
Accumulated other comprehensive income (loss)	5,795	(8,165)
Common stock held in treasury, at cost	—	(13,064)
	(383,743)	(76,162)
Total Liabilities and Stockholders’ Deficit	$897,277	$959,066

SEALY MATTRESS CORPORATION

Consolidated Statements Of Operations

(in thousands)

	Year Ended
	November 28, 2004	November 30, 2003	December 1, 2002

Net sales—Non-affiliates	$1,306,990	$1,157,887	$1,045,639
Net sales—Affiliates	7,030	31,973	143,529

Total net sales	1,314,020	1,189,860	1,189,168

Cost and expenses:
Cost of goods sold—Non-affiliates	736,074	676,414	601,879
Cost of goods sold—Affiliates	4,035	18,693	77,784

Total cost of goods sold	740,109	695,107	679,663

Gross Profit	573,911	494,753	509,505
Selling, general and administrative (including provisions for bad debts $3,149, $5,047 and $31,252, respectively)	430,881	398,400	411,236
Recapitalization expense	133,134	—	—
Plant/Business closing and restructuring charges	624	1,825	8,581
Amortization of intangibles	1,208	1,103	1,063
Royalty income, net of royalty expense	(14,171)	(12,472)	(11,155)

Income from operations	22,235	105,897	99,780
Interest expense	69,928	68,525	72,571
Other (income) expense, net	(861)	907	3,058

Income (loss) before income taxes	(46,832)	36,465	24,151
Income tax expense (benefit)	(8,549)	18,196	7,232

Net income (loss)	$(38,283)	$18,269	$16,919

SEALY MATTRESS CORPORATION

Consolidated Statements Of Cash Flows

(in thousands)

	Year Ended
	November 28, 2004	November 30, 2003	December 1, 2002
Cash flows from operating activities:
Net income (loss)	$(38,283)	$18,269	$16,919
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,367	24,902	22,433
Equity in net loss of investee	—	—	5,576
Business closure charge	—	—	5,802
Impairment charges	—	1,825	2,442
Deferred income taxes	(16,231)	(718)	(2,139)
Non-cash interest expense:
Discount (premium) on Senior Subordinated Notes, net	(227)	15	12,406
Junior Subordinated Note	—	4,742	5,208
Amortization of debt issuance costs and other	3,376	4,814	4,518
Non-cash charges associated with recapitalization:
Stock based compensation	24,571	—	—
Write off of deferred debt charges	14,377	—	—
Other	3,279	—	—
Other, net	2,227	(3,134)	(3,942)
Changes in operating assets and liabilities:
Accounts receivable	(10,087)	5,753	12,615
Inventories	(2,510)	4,020	5,915
Prepaid expenses and other current assets	594	(2,332)	(2,178)
Accounts payable	11,088	16,388	(5,494)
Accrued expenses	19,754	7,761	13,635
Other	6,207	4,757	6,536

Net cash provided by operating activities	43,502	87,062	100,252

Cash flows from investing activities:
Purchase of property, plant and equipment	(22,773)	(13,291)	(16,848)
Note receivable from prior affiliate	—	—	(3,272)
Cash received from (paid on) affiliate notes and investments	13,573	13,611	(12,500)
Purchase of businesses, net of cash acquired	—	—	(6,829)
Proceeds from sale of property, plant and equipment	1,768	257	—

Net cash provided by (used in) investing activities	(7,432)	577	(39,449)

Cash flows from financing activities:
Cash flows associated with financing of the recapitalization:
Proceeds from issuance of common stock	436,050	—	—
Treasury stock repurchase	(748,146)	—	—
Proceeds from issuance of new long-term obligations	1,050,000	—	—
Repayment of existing long-term debt	(737,128)	—	—
Debt issuance costs	(36,403)	—	—
Repayments of long-term obligations	(90,000)	—	—
Issuance of public notes	—	51,500	—
Repayments of long-term obligations	—	(62,237)	(42,491)
Net borrowings on revolving credit facilities	5,000	—	—
Equity issuances	63	103	432
Treasury stock repurchase, including direct expenses	—	—	(801)
Purchase of interest rate cap agreement	—	—	(625)
Other	4,505	(4,021)	(1,600)

Net cash used in financing activities	(116,059)	(14,655)	(45,085)

Effect of exchange rate changes on cash	1,668	673	(285)

Change in cash and cash equivalents	(78,321)	73,657	15,433
Cash and cash equivalents:
Beginning of period	101,100	27,443	12,010

End of period	$22,779	$101,100	$27,443

Our new long-term obligations contain various financial tests and covenants.  Our senior secured credit facilities require us to meet a minimum interest coverage ratio and a maximum leverage ratio. The indenture governing our new senior subordinated notes also requires us to meet a fixed charge coverage ratio in order to incur additional indebtedness, subject to certain exceptions.  We are currently in compliance with all debt covenants.  The specific covenants and related definitions can be found in the applicable debt agreements, each of which we have previously filed with the Securities and Exchange Commission.

The covenants contained in our senior secured credit facilities are based on what we refer to herein as “Adjusted EBITDA”.  In the senior secured credit facilities, EBITDA is defined as net income plus interest, taxes, depreciation and amortization and Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance as discussed above.  Adjusted EBITDA is presented herein as it is a material component of these covenants. Non-compliance with such covenants could result in the requirement to immediately repay all amounts outstanding under such facilities. While the determination of “unusual items” is subject to interpretation and requires judgment, we believe the adjustments listed below are in accordance with covenants discussed above.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, they are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the year ended November 28, 2004:

Year Ended November 28, 2004
in millions
Net Loss	$(38.3)
Interest	69.9
Income Taxes	(8.5)
Depreciation & Amortization	25.4

EBITDA	$48.5
Recapitalization expenses	133.1
Management fees paid to KKR	1.4

Unusual items:
Post-closing residual plant costs	5.7
Bonus to option holders related to parent company financing transaction	4.0
Other (various)	7.3

Adjusted EBITDA	$200.0

The following table reconciles EBITDA to cash flows from operations:

	Fiscal Year Ended
	November 28, 2004	November, 30 2003	December 1, 2002
	in millions
Income (loss) before cumulative effect of change in accounting principle	$(38.3)	$18.3	$16.9
Interest expense	69.9	68.5	72.6
Income Taxes	(8.5)	18.2	7.2
Depreciation	24.2	23.8	21.4
Amortization	1.2	1.1	1.1
EBITDA	$48.5	$129.9	$119.2
Adjustments to EBITDA to arrive at cash flow from operations:
Cumulative effect of change in accounting principle	—	—	—
Interest expense	(69.9)	(68.5)	(72.6)
Income taxes	8.5	(18.2)	(7.2)
Non-cash charges against (credits to) net income:
Equity in losses (income) of investees	—	—	5.6
Business closure and impairment charges	—	1.8	8.2
Deferred income taxes	(16.2)	(0.7)	(2.1)
Non-cash interest expense	3.1	9.6	22.1
Non-cash charges associated with the recapitalization	42.2	—	—
Other, net	2.2	(3.1)	(3.9)
Changes in operating assets & liabilities	25.1	36.3	31.0
Cash flow from operations	$43.5	$87.1	$100.3